AMENDMENT

                                  May 26, 1999

         THIS AMENDMENT modifies and amends the Employment Agreement (the "Agreement") by and between DENDRITE INTERNATIONAL, INC. ("Dendrite") and CHRISTOPHER J. FRENCH ("Employee"). Unless otherwise defined herein, capitalized terms used herein shall have their respective meanings set forth in the Agreement.

         The parties hereby agree as follows:

         1.       The Agreement is hereby modified to include the following:

26.      VESTING OF STOCK OPTIONS UPON "CHANGE IN CONTROL"

         Notwithstanding anything to the contrary, in the event of a "Change in Control" (as defined below), all of Employee's options owned by him at the time of such event shall immediately vest. For the purposes of this Agreement, "Change in Control" shall mean the occurrence of any one of the following events:

                           (i) any  "person" (as such term is defined in Section
                  3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Dendrite representing 33-1/3% or more of the combined voting power of Dendrite's then outstanding securities eligible to vote for the election of the Board (the "Dendrite Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by Dendrite or any subsidiary,
                  (B) by any employee benefit plan sponsored or maintained by Dendrite or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities,
                  (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in (iii) below) in which Dendrite Voting Securities are acquired from Dendrite, if a majority of the Incumbent
                  Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph
                  (i);

                           (ii) individuals who, on the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Dendrite in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of Dendrite as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                           (iii) the  shareholders of Dendrite approve a merger,
                  consolidation, share exchange or similar form of corporate reorganization of Dendrite or any such type of transaction involving Dendrite or any of its subsidiaries (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of Dendrite Voting Securities or all or substantially all of the assets of Dendrite and its subsidiaries) eligible to elect directors of such corporation would be represented by shares that were Dendrite Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Dendrite
                  Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by Dendrite (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 33-1/3% or more of Dendrite Voting Securities (a "Dendrite 33-1/3% Stockholder")) would become the beneficial owner, directly or indirectly, of 33-1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Dendrite 33-1/3% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination would be members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

                           (iv) the  shareholders of Dendrite  approve a plan of
                  complete liquidation or dissolution of Dendrite or the sale or disposition of all or substantially all of Dendrite's assets.

Notwithstanding the foregoing, a Change in Control of Dendrite shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33-1/3% of Dendrite Voting Securities as a result of the acquisition of Dendrite Voting Securities by Dendrite which, by reducing the number of Dendrite Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of Dendrite would occur as a result of such an acquisition by Dendrite (if not for the operation of this sentence), and after Dendrite's acquisition such person becomes the beneficial. owner of additional Dendrite Voting Securities that increases the percentage of outstanding Dendrite Voting Securities beneficially owned by such person, then a Change in Control of Dendrite shall occur.

27. SEVERANCE FOLLOWING TERMINATION OF EMPLOYMENT FOLLOWING A "CHANGE IN CONTROL" "WITHOUT CAUSE" OR FOR "GOOD REASON"

         (a) The following severance payment only applies in the event of a Change in Control. If Employee's employment hereunder is terminated within one
(1) year following a Change in Control (i) by Dendrite for any reason other than death, Cause, or Disability (each as defined below) or (ii) by Employee for Good Reason (as defined below), the Employee shall be entitled to receive severance payments in an aggregate amount equal to the sum of twelve (12) months base salary (calculated at the rate of base salary then being paid to Employee as of the date of termination). The severance payments to be paid to Employee under this Section shall be referred to herein as the "Change in Control Severance Payment". Employee's Change In Control Severance Payment shall be paid by Dendrite in cash in twelve (12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Employee's employment. No interest shall accrue or be payable on or with respect to any Change in Control Severance Payment. In the event of a termination of Employee's employment described in this Section, Employee shall be provided continued "COBRA" coverage pursuant to Sections 601 et seq. of ERISA under Dendrite's group medical and dental plans. During the period which Employee receives the Change in Control Severance Payment, Employee's cost of COBRA coverage shall be the same as the amount paid by employees of Dendrite for the same coverage under Dendrite's group health and dental plans. Notwithstanding the foregoing, in the event Employee becomes re-employed with another employer and becomes eligible to receive health coverage from such employer, the payment of COBRA coverage by Dendrite as described herein shall cease. In the event Employee is entitled to the Change in Control Severance Payment as set forth in this Section, Employee shall not be entitled to any other severance payments from Dendrite.

         (b) The making of any Change in Control  Severance  Payment  under this
Section is conditioned upon the signing of a general release in form and substance satisfactory to Dendrite under which Employee releases Dendrite and its affiliates together with their respective officers, directors, shareholders, employees, agents and successors and assigns from any and all claims he may have against them. In the event Employee breaches any of the covenants or agreements contained in this Agreement, in addition to any other remedies at law or in equity, Dendrite may cease making any Change in Control Severance Payment otherwise due under this Section. Nothing herein shall affect any of Employee's obligations or Dendrite's rights under this Agreement.

         (c) For purposes of this  Agreement,  "Cause" as used herein shall mean
(i) any gross misconduct on the part of Employee with respect to his duties under this Agreement, (ii) the engaging by Employee in an indictable offense which relates to Employee's duties under this Agreement or which is likely to have a material adverse effect on the business of Dendrite, (iii) the commission by Employee of any willful or intentional act which injures in any material respect or could reasonably be expected to injure in any material respect the reputation, business or business relationships of Dendrite, including without limitation, a breach of any of his covenants or agreements of this Agreement, or
(iv) the engaging by Employee through gross negligence in conduct which injures materially or could reasonably be expected to injure materially the business or reputation of Dendrite.

         (d) For purposes of this Agreement, "Good Reason" as used herein shall mean, without Employee's express written consent, concurrently with or within one (1) year following a "Change in Control" (as defined above), the occurrence of any of the following events which is not corrected within ten (10) days following notice of such event given by Employee to Dendrite:

                           (i) the  assignment  to  Employee  of any  duties  or
                  responsibilities materially and adversely inconsistent with Employee's position (including any material diminution of such duties or responsibilities) or a material and adverse change in Employee's reporting responsibilities, titles or offices with Dendrite;

                           (ii)  any   material   breach  by  Dendrite  of  this
                  Agreement. with respect to the making of any compensation payments;

                           (iii) any  requirement  of Dendrite  that Employee be
                  based anywhere other than in a thirty-five (35) mile radius of the Dendrite office Employee is based in on the date of consummation of the Change in Control;

                           (iv) the  failure of  Dendrite  to continue in effect
                  any employee benefit plan, compensation plan, welfare benefit plan or fringe benefit plan (such plans being referred to herein as "Welfare Plans") in which Employee is participating as of the effective date of this Agreement (or as such benefits and compensation may be increased from time to time), or the taking of any action by Dendrite which would materially and adversely affect Employee's participation in or materially reduce Employee's benefits under such Welfare Plans (other than an across-the-board reduction of such benefits affecting senior executives of Dendrite) unless (i) Employee is permitted to participate in other plans providing Employee with substantially comparable benefits (at substantially comparable cost with respect to the Welfare Plans), (ii) any such Welfare Plan does not provide material benefits to Employee (determined in relation to Employee's compensation and benefits package), (iii) such failure or action is taken at the direction of Employee or with his consent, or (iv) such failure or action is required by law; or

                           (v) the failure of Dendrite to obtain,  an  agreement
                  from a successor employer to assume Dendrite's obligations under this Agreement in the event of a "Change in Control".

Employee must notify Dendrite of any event constituting Good Reason within ninety (90) days following Employee's knowledge of its existence, it being understood that Employee's failure to do so shall deem such event not to constitute Good Reason under this Agreement.

         (e) For purposes of this Agreement, "Disabled" as used herein shall have the same meaning as that term, or such substantially equivalent term, has in any group disability policy carried by Dendrite. If no such policy exists, the term "Disabled" shall mean the occurrence of any physical or mental condition which materially interferes with the performance of Employee's customary duties in his capacity as an employee where such disability has been in effect for a consecutive six (6) month period (excluding permitted vacation time), the existence of which is supported by credible medical evidence.

         2. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the first date written above.

                                DENDRITE INTERNATIONAL, INC.

                                          JOHN E. BAILYE
                                ________________________________________________
                                Name:
                                Title:

                                CHRISTOPHER J. FRENCH
                                ________________________________________________
                                CHRISTOPHER J. FRENCH